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                                                                Exhibit 15

September 6, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners;


We are aware that out report dated August 31, 2000 on our review of interim financial information of Key3Media Group, Inc. for the period ended June 30, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its S-8 Registration Statement dated August 23, 2000.


Yours very truly,


PricewaterhouseCoopers LLP